EXHIBIT 10.2

STELLENT, INC.
Performance Based Deferred Share Unit Agreement
(Under the 2005 Equity Incentive Plan)

Name of Employee:
No. of Deferred Share Units:
Date of Grant:
Deferred Share Units – Issuance Criteria for Restricted Shares (“Issuance Criteria”):
Restricted Share Vesting Schedule (Cumulative):

This is a Deferred Share Unit Agreement (“Agreement”) between Stellent, Inc., a Minnesota corporation (the “Company”), and the above-named employee of the Company (the “Employee”).

Recitals

WHEREAS, the Company maintains the Stellent, Inc. 2005 Equity Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) appointed by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee);

WHEREAS, the Committee has determined that the Employee is eligible to receive an award under the Plan in the form of a deferred share unit grant;

WHEREAS, the Company desires to give the Employee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting the Employee deferred share units (“DSUs”) on the terms and conditions and subject to the restrictions set forth herein;

NOW, THEREFORE, the Company hereby grants DSUs to the Employee under the terms and conditions as follows.

Terms and Conditions*

1. Issuance of Deferred Share Units and Restricted Shares.

(a)	Subject to the terms and conditions of this Agreement, the Company has granted to the Employee the number of DSUs specified at the beginning of this Agreement. Each DSU represents the unfunded, unsecured right of the Employee to receive one restricted share of the Company’s Common Stock on the date specified in this Agreement.

(b)	The Company shall, subject to the terms of this Agreement, issue to Employee the number of shares, if any, of the Company’s Common Stock (each, a “Share”) determined as set forth above under the heading Deferred Share Units – Issuance Criteria for Restricted Shares as soon as reasonably practicable after March 31, 2007.

(c)	Upon receipt, such Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.” The term “Restricted Shares” also refers to all securities received by the Employee in replacement of or in connection with the Restricted Shares acquired hereby pursuant to a recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant event.

(d)	Each Restricted Share will be evidenced by a duly issued stock certificate (which may represent more than one Restricted Share) registered in the name of the Employee. The Employee will have all rights of a shareholder of the Company with respect to each Restricted Share (including the right to receive dividends and other distributions, if any). However, all restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to such Restricted Share. No Restricted Share may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Share has vested in the Employee in accordance with all terms and conditions of this Agreement. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until such Restricted Share has vested in the Employee in accordance with all of the terms and conditions of this Agreement. Each stock certificate evidencing any Restricted Share may contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Company in its sole discretion. The Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Employee tender to the Company a stock power duly executed in blank relating to such custody.

2. Forfeiture and Transfer Restrictions.

(a)	Forfeiture. If (a) the Employee’s employment with the Company, or a parent or subsidiary thereof, is terminated for any reason, except for death or disability, whether by the Company with or without cause, voluntarily or involuntarily by the Employee or otherwise, or (b) the Employee attempts to transfer or otherwise dispose of any of the DSUs or Restricted Shares or the DSUs or Restricted Shares become subject to attachment or any similar involuntary process, in violation of this Agreement, then (i) any DSUs for which Restricted Shares have not been issued will be forfeited by the Employee and the Employee will thereafter have no right, title or interest whatsoever in such DSUs and (ii) any Restricted Shares that have not previously vested will be forfeited by the Employee to the Company, the Employee will thereafter have no right, title or interest whatsoever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Employee must immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Employee must deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to the Employee a new certificate for any Shares which vested prior to forfeiture. For purposes of this Agreement, neither the transfer of the Employee between any combination of the Company and its Affiliates, nor a leave of absence granted to the Employee by the Company, shall be deemed a Termination of Employment.

(b)	Limitation on Transfer. Until such time as the Restricted Shares have become vested under Section 3 of this Agreement, the Employee shall not transfer the DSUs or the Restricted Shares and the DSUs and the Restricted Shares shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of any DSUs or Restricted Shares contrary to the provisions hereof, and any attempt to levy any attachment or pursue any similar process with respect to them, shall be null and void.

3. Vesting.

(a)	Normal Restricted Share Vesting. If the Employee remains continuously employed by the Company or a parent or subsidiary thereof, then the Restricted Shares will vest in the numbers and on the dates specified in the Restricted Share Vesting Schedule at the beginning of this Agreement.

(b)	Accelerated Vesting. In the event of a Fundamental Change the Committee may, but shall not be obligated to:

(i)	if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the DSUs or Restricted Shares by the substitution for these DSUs or Restricted Shares of deferred stock units or restricted voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(ii)	at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to the Employee of the declaration, that Restricted Shares shall be issued as if all Issuance Criteria for the maximum number of Restricted Shares had been satisfied and all Restricted Shares not then vested, shall be vested at the time of, or immediately before the occurrence of, the Fundamental Change (unless it shall vest prior to the occurrence of the Fundamental Change).

(c)	Change in Control. In the event of (i) a Change in Control and (ii) the Employee’s employment with the Company or its successor is terminated by the Company or its successor within one year after consummation of the Change in Control transaction, then, without any action by the Committee or the Board, or their successors, each DSU shall, immediately before the effective time, be converted into one Restricted Share, all restrictions on the Restricted Shares shall terminate and the Restricted Shares shall cease to be subject to forfeiture.

(d)	Discretionary Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that Restricted Shares shall be issued as if all Issuance Criteria for the maximum number of Restricted Shares has been satisfied and/or that restrictions on the Restricted Shares shall terminate and the Restricted Shares shall cease to be subject to forfeiture.

Restricted Shares that have so ceased to be subject to forfeiture are sometimes referred to as “vested” in this Agreement.

(e)	Death or Disability.

(i) If the Employee’s employment or other relationship with the Company and its Affiliates terminates prior to March 31, 2007 because of death or disability, or under other circumstances provided by the Committee in its discretion, the Employee shall be entitled to receive a number of Shares based upon the extent to which the Issuance Criteria were met and prorated for the portion of the Fiscal 2007 during which the Employee was employed by the Company or its Affiliates. Upon issuance, such Share will not be subject to any restriction on transfer.

(ii) If the Employee’s employment or other relationship with the Company and its Affiliates terminates after March 31, 2007, but prior to the date any Restricted Shares issued under this Agreement have vested because of death or disability, the restrictions on such Restricted Shares will lapse and such Restricted Shares will become vested.

4.	Dividend and Shareholder Rights. If on any date with the DSUs are outstanding, the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of DSUs granted to the Employee under this Agreement shall, as of such dividend payment date, be increased by a number of DSUs equal to (a) the product of (i) the number of DSUs then held by the Employee under this Agreement multiplied by (ii) the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the dividend payment date. In the case of any dividend declared on the Shares that is payable in the form of Shares, the number of DSUs granted to the Employee shall be increased by a number of DSUs equal to the product of (A) the number of DSUs then held by the Employee under this Agreement multiplied by (B) the number of Shares (including any fraction thereof) payable as a dividend on a Share. The number of Restricted Shares to be issued under Deferred Share Units – Issuance Criteria for Restricted Share shall be proportionately adjusted.

Prior to the issuance of Restricted Shares under the Agreement, Employee shall not have any rights of a shareholder of the Company with respect to the DSUs. The Employee’s interest in the DSUs shall make the Employee only a general, unsecured creditor of the Company. As of the date of issuance of Restricted Shares under this Agreement, the Employee shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, except as otherwise specifically provided in this Agreement.

5.	Tax Withholding. The parties hereto recognize that the Company or a subsidiary of the Company may be obligated to withhold federal and state taxes or other taxes upon the issuance of the DSUs or the vesting of the Restricted Shares, or, in the event that the Employee elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Employee’s receipt of the Restricted Shares. The Employee agrees that, at such time, if the Company or a subsidiary is required to withhold such taxes, the Employee will promptly pay, in cash upon demand to the Company or the subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation. The Employee further acknowledges that the Company has directed the Employee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Employee may reside, and the tax consequences of the Employee’s death.

6. Restrictive Legends and Stop-Transfer Orders.

(a)	Legends. The certificate or certificates representing the Restricted Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions and the Company’s repurchase rights set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A DEFERRED SHARE UNIT AGREEMENT BETWEEN THE COMPANY AND THE EMPLOYEE, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b)	Stop-Transfer Notices. The Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company shall not be required (i) to transfer on its books any DSUs or Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the DSUs or the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the DSUs or Restricted Shares shall have been so transferred.

7.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Employee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

8.	Discontinuance of Employment. This Agreement shall not give the Employee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Employee may terminate his or her employment at any time and otherwise deal with the Employee without regard to the effect it may have upon him/her under this Agreement.

9.	Discretionary Adjustment. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of Shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Employee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Employee, the number and kind of securities issuable upon lapse of the forfeiture restrictions of the DSUs or the Restricted Shares.

10.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Employee.

11.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

12.	Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance of the DSUs and the Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance of these DSUs and the Restricted Shares and the administration of the Plan.

13.	Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

14.	Shares Subject to Plan, Articles of Incorporation and By-Laws. The Employee acknowledges that the Shares that may be granted under this Agreement are subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

15.	Acknowledgment of Receipt of Copy. By execution hereof, the Employee acknowledges having received a copy of the Plan.

16.	Section 409A. Notwithstanding anything in this Agreement to the contrary, any payments hereunder that would be subject to an additional or accelerated tax under Section 409A of the Code shall be deferred until the earliest date that such payments may be made without the imposition of such tax.

IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the       day of      , 20     .

EMPLOYEE

STELLENT, INC.

By

Its

*Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.